Exhibit 10.22

LAND LEASE AGREEMENT

In Cáceres, on May 26 , 2025 GATHERED On the one hand, Mr . ANTONIO MARIA ANDRADA BERMEJO, of legal age, of Spanish nationality , residing at C/ Massamagrell n ƒ 9 D, P 11 22 , 46 . 137 Valencia (Spain) and with ID number 07 . 007 . 889 - L, hereinafter referred to as "PROPERTY" . And on the other hand, Mr . José A . Mora Góngora, of legal age, of Spanish nationality and with ID number 79 . 203 . 459 - S, representing the commercial company NGE SPAIN SOLIA RENEWABLES SL, a Spanish entity with registered office in Seville, at Calle Virgen de Luján No . 50 , Block 2 , Ground Floor B , and Tax ID No . B - 90346198 , hereinafter identified as the " DEVELOPER AND/OR LESSEE . " PARTIES The PROPERTY acting in its own name and right and considering itself to have sufficient legal capacity to enter into this lease agreement . Acting the DEVELOPER in its own name and r i g h t and considering themselves to have sufficient legal capacity for this contract. THEY STATE G That the PROPERTY is the owner of the full title to the rural properties described below, hereinafter referred to as "PROPERTY" or "PROPERTIES," which are registered in the name of the Property in the Cáceres 1 Property Registry under registration number 97072 with the following cadastral references : No. Ref. Polygon 17 17 Parcel Total Area 4 357,411 m ² 3 346,975 m 2 Cácere s Municipality Cadastral Reference Cáceres 10900A017000040000MH 10900A017000030000MU Copies of the public deeds , title deeds , or simple informative note from the property registry are attached , as well as the cadastral certification , which is incorporated into this document as "ANNEX 1 . " 0 That the DEVELOPER expresses its interest in the economic exploitation of the Properties through the construction and installation therein of the elements necessary to develop a business project consisting of the operation of a type IV data center and a photovoltaic solar plant of a power to be determined ( hereinafter the "PROJECT") . 2

G That the PROPERTY is interested in finalizing a lease agreement with the DEVELOPER for the PROPERTIES, consenting to and accepting the aforementioned agreement . STIPULATIONS FIRST : Legal regime This contract is entered into under the provisions of the Civil Code , and is governed by the will of the Parties expressed in the contract, and additionally by the provisions of the aforementioned Code, Royal Legislative Decree 7 / 2015 of October 30 , which approves the revised text of the Law on Land and Urban Rehabilitation, and the Civil Law of the Autonomous Community where the property is located . SECOND : Condition of the properties The lessor declares that the PROPERTIES are free of any encumbrances, as evidenced by the certificates or simple informative note from the Land Registry of the municipality where the project is located , attached to this contract as ANNEX 1 . THIRD : Purpose of the contract The Lessor leases to the Lessee , who accepts it under the terms and conditions set forth in this contract , the PROPERTY, with a total leased area of SEVENTY HECTARES , FORTY - THREE AREAS , AND EIGHTY - SIX CENTIAREAS ( 70 . 4386 has), free of encumbrances and liens, as well as occupants and tenants . Likewise, it receives it up to date in the payment of contributions, taxes, duties , and free of expenses of any kind generated by any concept inherent or accessory to it . The Lessor expressly authorizes the Lessee to make full use and control of the leased area , as well as to demolish any existing buildings within it . In view of the purpose of the contract, which is the construction and operation of a data center and a photovoltaic plant , the lease includes the rights to the land, airspace , and subsoil . FOURTH : Term, rent , and payment methods The rent to be paid by the LESSEE to the LESSOR as consideration for the rights granted under this contract, upon receipt of an invoice, shall be as follows :

Phase I: Studies and Permits 0 This phase includes conducting engineering studies and obtaining all necessary permits for the construction of the data center and solar plant . This phase will last 24 months from the signing of this contract, with an initial payment of EUR 100 /ha per year accruing from the date of obtaining the consolidated supply point and the favorable urban planning compatibility report . This payment will accrue on the date of obtaining the last of these two permits . In the event of an extension of the deadline due to a justified delay , additional payments of EUR 100 /ha per year of extension will be made . This amount — plus any applicable VAT or substitute tax — shall be paid by bank transfer to the account indicated by the Owner within a maximum period of fifteen (15) days from the signing of this contract . Notwithstanding the foregoing, the following condition subsequent is established : The LESSEE must request the urban compatibility report ( hereinafter "ICU") within two (2) months of signing this contract, which must be resolved within six months ( automatically extendable to a maximum of twelve months if it has not been resolved within that period) . Once the urban planning compatibility report has been obtained and , provided that it is favorable, the LESSEE must request the supply point within six (6) months from the date of obtaining said favorable report . This period may be extended unilaterally for the same duration, that is, for a period of six months . (6) additional months , at the request of the LESSEE , if necessary due to the material impossibility of submitting the application within the initial period ; to this end, a communication from the LESSEE to the LESSOR informing them of the start of the aforementioned extension shall suffice . In the event that the urban planning compatibility report and/or the supply point is unfavorable and/or these deadlines are not met by the LESSEE for the application of both requests with their extensions, this contract shall be automatically terminated without the parties having any claims against each other . Phase II: Project Construction G During this phase, builders will be selected and construction will be carried out until the data center and solar plant are operational . The annual rent agreed upon for Phase III will be paid proportionally to the time elapsed between the start and completion of construction, with payments semester in advance . This phase will last twelve (12) months , with the possibility of extending it for a further six (6) months in the event of justified delays . Phase III: Project Operation R During this phase, which will last thirty - five (35) years from the completion of Phase II, the LESSEE will pay an annual rent of € 2 , 200 /ha . Payment will be made every six months in advance, in the first fifteen days of each six - month period . F IFTH : Rent review The rent will be reviewed annually, from the signing of this contract, according to the variation of the CPI published by the INE or the index that replaces it . If the CPI is negative, the corresponding review will not be carried out . SIXTH : Rights and obligations of the parties The PROPERTY shall cooperate in good faith in the procedures necessary for the project, authorizing the DEVELOPER to occupy the necessary parts of the PROPERTIES and carry out the necessary infrastructure works . SEVENTH : Permits, licenses, and authorizations Obtaining all necessary permits for the project shall be the sole responsibility of the DEVELOPER, who shall bear all related expenses . EIGHTH : Guarantees, sureties , and insurance The DEVELOPER shall be liable for all risks and shall comply with the legal provisions relating to the environment . It shall hold the PROPERTY harmless from any liability arising from the project . NINTH : Use of the property by the owner The PROPERTY may continue with agricultural and livestock activities until the start of construction . If the DEVELOPER requires prior eviction , the PROPERTY shall be compensated as established . TENTH : Breach and termination of the contract Breach of the provisions shall entitle the complying party to demand compliance or termination of the contract, with the right to claim damages .

The DEVELOPER may terminate this lease agreement early and unilaterally, without incurring any penalty or paying any compensation to the PROPERTY during PHASE I . To do so, it must notify the PROPERTY in writing and in a reliable manner, with the termination taking effect from the date of notification . Notwithstanding the power granted in this Provision, the DEVELOPER may, in any case and at any time , with a minimum of 30 days' notice , terminate this contract without any penalty to it or compensation to the PROPERTY, in the event of any circumstance, of any nature, foreseeable or unforeseeable, expected or unexpected, which, directly or indirectly, disrupts the economic balance of this contract or the project, or which in any other way frustrates or makes it more difficult or burdensome to achieve the purpose pursued by both parties in entering into this contract, as stated in the Preamble to this document . Likewise, it may terminate it without penalty in the event of the denial of any permit that makes the project unfeasible . ELEVENTH : Assignment of the contract The DEVELOPER may assign the rights and obligations of the contract to third parties, notifying the PROPERTY of the assignment of its contractual position within the following fifteen days, without the delay in sending the notification constituting a breach of contract . TWELFTH : Transfer of the property The PROPERTY may sell the property, but the buyer must assume the terms of the contract, notifying the DEVELOPER . THIRTEENTH : Acknowledgment THE LESSEE (or any other natural or legal person to whom they may assign the rights and obligations arising from this contract) agree and acknowledge , by signing this contract, the participation as INTERMEDIARY of Dá CELIA CAÑERO HINOJOSA, with ID number 47 . 207 . 370 - P, (or any other natural or legal person they may designate) . The LESSEE undertakes to pay the corresponding professional fees , in accordance with the agreement previously established with the intermediary, accepting the economic, legal , and technical conditions detailed therein . FOURTEENTH . - Sole agreement This contract supersedes any previous agreement relating to its subject matter . Any amendments must be made in writing and signed by both parties . FIFTEENTH : Partial invalidity The invalidity of one provision shall not affect the validity of the rest of the contract . 6

SIXTEENTH : Notifications Notifications must be sent by certified mail or registered fax to the addresses indicated . They may be sent in advance by email, but will not take effect until the certified mail or registered fax is received . SEVENTEENTH : Notarization and registration The contract may be notarized and registered in the Property Registry at the request of either party . EIGHTEENTH : Expenses and taxes The taxes and expenses arising from the contract shall be borne by the DEVELOPER . NINETEENTH : Miscellaneous The Property declares that the plots located in the same area as the property covered by this contract, with the following cadastral references : - 10900A017000710000MH - - 10050A012000410000OT - 10050A013000010000OZ They are subject to lease agreements entered into prior to this agreement, therefore the establishment of any easement or action affecting these plots will require agreement between the Lessee and the entity that holds the title to the agreement . TWENTY : Jurisdiction For the resolution of disputes, the parties submit to the jurisdiction of the Courts and Tribunals of the city of Cáceres . In witness whereof, the parties sign this contract in duplicate and for a single purpose in the place and on the date indicated . THE PROPERTY

D. D. ANTONIO MARIA ANDRADA BERMEJO THE DEVELOPER Legal Representative of E SPAIN SOLIA RENEWABLES SL Mr. JOSE A MORA

ANNEX I TO THE LEASE AGREEMENT : CADASTRE REFERENCES

7 0 GOVERN M ENT OF SPAI N SECRETARIAT oE VICE PRESIDENCY Esr<oo FIRST OF THE GOVERNMENT OF THE TREASURY MINISTRY OF FINANCE Location: Polygon 17, Plot 3 VICARIO DE FLORES. CACERES [CÁCERES) Type : RURAL Main use : Agricultural Built area : Year of construction : GENERAL DIRECTORATE OF THE CADASTRE DESCRIPTIVE AND GRAPHICAL CONSULTATION OF CADASTRAL DATA ON REAL EST ATE PROPERTY Cadastral reference : 10900A017000030000MU Graphic area : 346,975 m2 Property share : 100. 00% Type: Coordination date : 11/29/2017 Registration: CACERES 1 Unique registration code : 10014000895112 There a r e cadastral alterations to the coordination date that affect the geometry of the plot. This document is not a cadastral certification , but its data can be verified through the "Access to unprotected cadastral data from the SEC." Thursday , December 12 , 2024 CULTIVATI ON Surface area m Production intensity Crop/use Subplot 2 4 2 ,0 7 1 07 C - Dryland farming or dryland farming 1 0 3 ,7 3 2 07 C - Dryland farming or dryland farming b 1 ,1 7 2 PZ Wells, ponds, pools, boreholes

G OVERNMENT ' ‘ SECRETARY OF STATE GOVERNMENT PHILANTHROPY ^^*!^^ PIINCTERIO Location: Polygon 17, Plot 4 VALDEFLORES. CACERES [CÁCERES] Class : RUSTIC Main use : Agricultural Built area : Year of construction : DTRECClOfüGENERA L DELCATASTRO DESCRIPTIVE AND GRAPHICAL CONSULTATION OF CADASTRAL DATA ON REAL ESTATE PROPERTY Cadastral reference : 10900A017000040000MH Graphic area : 357,411 m2 Property share: 100. 00% Type: Unique registration code : 10014000895112 Coordination date : 11/29/2017 Cadastral islands that are inconsistent with the coordination plan and affect the geometry of the plot This document is not a cadastral survey, but its data can be verified through the "Access to unprotected cadastral data from the SEC" Thursday , 12 of Decemberof 2024 GRAPHIC COORDINATION WITH THE PROPERTY REGISTRY Registration: CACERES 1 CULTIVATI ON Area m² Production intensity Crop/use Subplot 355,37 1 07 C - Labor or dry farming a 60 0 00 PZ Wells, ponds, pools, waves b 1,44 0 00 I - Unproductive ç

ANNEX II TO THE LEASE AGREEMENT : SIMPLE NOTE

Page 1 of 4 REGISTRY INFORMATION Registration information issued by: MARIA ROSA FUENTES CRUZ Property Registrar at the CÁCERES PROPERTY REGISTRY 1 Avda. España, 1 10004 - CÁCERES ( CACERES) Telephone: 927226049 Fax: 927212305 Email: caceres1@registrodelapropiedad.org corresponding to the request made by: ANTONIO MARÍA ANDRADA BERMEJO with ID/Tax ID: 7007889L LEGITIMATE INTEREST CLAIMED: The applicant holds certain rights over the property. REQUEST IDENTIFIER N98P P59 T (Please quote this identifier for any questions relating to this simple note ) Your reference.

SSGIßznO DB Z.k P9oPIB»AD CńCB«Bß 1 mmrixos* mxmxsœoz 1vd gapaAæ No. 1 PAX: 937211305 Date of issue: FEBRUARY 14 , 2025 DLTOß rlxcAos cicssas x•: R7o72 Unique identifier of the Rmgictrnl: 10014000927950 Naturalcna RUSTICA: rustica Location: 10004 CACERES PARAJE VICARIO PALOMAR Cadastral reference: 10900A0l7000040000ÆB Polygon: 17 Plot: 4 Surface area: Land: Ha: 71 a: 15 ca: 47 DESCRIPTIO N FAR M RUSTIC : FARM LAND and part of PASTURES, originating from what was once Dehesa Matachel y Vicario, in the VICARIO PALOMAR area , in the municipality of Cáceres . It has an area of SEVENTY - ONE HECTARES AND FORTY - SEVEN CENTIARES . It is comprising plots numbers 3 and 4 of Polygon 17 . Bordered : to the north by plot number 9000 , Regional Road CC - 100 , in Polygon 16 , and plot 9009 in Polygon 17 , Camino de San Francisco, in the municipality of Cáceres ; to the south by the property separated and transferred to Mr . Antonio Maria Andrada Bermejo ; West, with plot 2 of Polygon 17 in the municipality of Cáceres ; and East, with plots 18 and 9002 - rural road - , of Polygon 17 , in the municipality of Cáceres . Tax ID TOÆO LIBRO EOLIO BADA B B œ€B úÔ , ßž f g 'OXIO š 4 AR Z 1 1 07.007.889 - L 100.000000% (TOTAL) 100.000000% of the full amount of 289 4 183 9 15 5 Binio by title of dedication and extinction of the community . The deed dated January 29 , 1993 , has been rectified and clarified by another deed authorized by the Notary of Arroyo de la Luz, Mr . Andrés Maria Sánchez Galainena, on October 3 , 2019 , number 1544 of his protocol . Formalized in a deed dated 01/29/93, authorized in CACERES, JAVIER , MANRIQUE PLAZA, protocol number 163 . Registered on Volume 1 2 894 Book 1 839 Folio . 155 Date 03 / 06 / 2020 ÿiitilÿijtiitÿțtțijjtțÿItj¡ÿÿlillilliiliiiiii P ag e 2of 4 RegisteredŒ o B fes -

Registradores DE ESPAÑA

IBFOHMAŒÓNREGISTRAL

NO encumbrances registered

Documents relating to the property submitted and pending dispatch, with the entry valid at the close of the Daily Log on the day prior to the date of issue of this note:

There are NO documents pending dispatch

ZI4FORMAC ZÓI4 BASIC INFORMATION ON THE PROTECTION OF PERSONAL DATA

Data Controller: Registrar/Entity listed in the header of the document. For more information, please refer to the rest of the data protection information.
Purpose of processing: Provision of the requested registration service, including associated notifications and, where applicable, billing for the service, as well as compliance with legislation on money laundering and terrorist financing, which may include profiling.
Legal basis for processing: Data processing is necessary: for the fulfillment of a mission carried out in the public interest or in the exercise of public powers conferred on the registrar, in compliance with the corresponding legal obligations, as well as for the execution of the requested service. **Rights:** Mortgage and commercial legislation establish a special regime regarding the exercise of certain rights, which will be complied with. For matters not covered by the registry regulations, the provisions of data protection legislation shall apply, as indicated in the additional information. In any case, the exercise of the rights recognized by data protection legislation to the owners of the data shall comply with the requirements of the registry procedure.
Data categories: Identifying information, contact details, other data available in the additional data protection information.
Recipients: Data processing by other recipients is anticipated. No international transfers are anticipated.
Sources of data: Data may come from: the data subject themselves, their representative, legal representative, agency/consultancy.
Other data protection information: Available at https://www.registradores.org/politica-de-privacidad-servicios-registrales depending on the type of registration service requested.

TERMS OF USE OF THE INFORMATION

The information made available to you is for your exclusive use and is non-transferable and confidential, and may only be used for the purpose for which the information was requested. The transmission or transfer of the information by the user to any other person, even free of charge, is prohibited. In accordance with the Instruction of the Directorate General of Registries and Notaries of February 17, 1998, the incorporation of the data contained in the registry information into files or

1YMWREGŁS1RÀ0ORESORG)

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REGISTRY INFORMATION computer databases for individualized consultation by natural or legal persons , including indication of the source of origin. This document incorporates an electronic seal to guarantee its origin and integrity, created by the CACERES 1 PROPERTY REGISTRY on February 14 , 2025. Web Verification Service : httpo : //sede . registradores . org/ccv (*) This document is a copy of an electronic document . The Secure Verification Code allows the authenticity of the copy to be verified by accessing the electronic files of the issuing public body or agency . Paper copies of public documents issued electronically and signed electronically shall be considered authentic copies provided that they include the printing of an electronically generated code or other verification systems that allow their authenticity to be verified by accessing the electronic files of the issuing public body or agency . (Art . 27 . 3 of Law 39 / 2015 , of October 1 , on the Common Administrative Procedure of Public Administrations ) . 'AY'h REGISTRARS ORG Page 4 of 4 FegistradofQ5